SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   /  X /

Filed by a Party other than the Registrant    /    /


Check the appropriate box:

/    /   Preliminary Proxy Statement   /    /  Confidential, for Use of the Com-
                                               mission Only (as permitted by
                                               Rule 14a-6(e)(2))
/  X /   Definitive Proxy Statement

/    /   Definitive additional materials

/    /   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                  PEPSICO, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


Payment of filing fee (Check the appropriate box):

  / X / No fee required.

  /   / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
   (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
   (4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
   (5)  Total fee paid:
--------------------------------------------------------------------------------
   /   / Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount Previously Paid:
--------------------------------------------------------------------------------
   (2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
   (3)  Filing Party:
--------------------------------------------------------------------------------
   (4)  Date Filed:
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











PEPSICO, INC.

Purchase, New York 10577-1444

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         PepsiCo will hold its Annual Shareholders' Meeting at the headquarters of Frito-Lay, Inc., 7701 Legacy Drive, Plano, Texas, on Wednesday, May 3, 2000, at 11:00 A.M. local time, to:

   0   Elect directors.
   0   Approve the appointment of independent auditors.
   0   Act  upon  two shareholder  proposals  described  in  the  attached Proxy
       Statement.
   0   Transact any other business that may properly come before the Meeting.

         If you own shares of PepsiCo Capital Stock as of the close of business on March 10, 2000 (the Record Date), you can vote those shares by proxy or at the Meeting.

         If you plan to attend the Meeting, please check the box on your proxy card, so that we may send you an admission card.



         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD, AND SIGN, DATE AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED. THE HOLDERS OF RECORD OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IN ORDER TO HOLD THE MEETING. ANY SHAREHOLDER RETURNING A PROXY MAY REVOKE IT BY VOTING AT THE MEETING.




March 24, 2000                                           ROBERT F. SHARPE, JR.
                                                               Secretary

PepsiCo, Inc.
Purchase, New York 10577-1444
                                                                  March 24, 2000


                                 PROXY STATEMENT

         The Board of Directors of PepsiCo, Inc. ("PepsiCo") is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, May 3, 2000, and at any adjournment of the Meeting. We are sending this Proxy Statement in connection with the proxy solicitation.

         At March 10, 2000, the record date, there were 1,443,515,702 shares of PepsiCo Capital Stock outstanding and entitled to one vote each at the Annual Meeting. These shares were registered in the names of 216,871 shareholders and, as far as we know, no person owns beneficially more than 5% of the outstanding Capital Stock.

         PepsiCo is making its first mailing of this Proxy Statement on or about March 24, 2000.


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                                       Page

PROXY ITEM NO. 1 - ELECTION OF DIRECTORS..............................................   2

Ownership of Capital Stock by Directors and Executive Officers........................   5
Board Meetings and Committees of the Board............................................   6
Directors' Compensation...............................................................   6
Executive Compensation
     Compensation Committee Report....................................................   7
     Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values.........   9
     Summary Compensation Table.......................................................  10
     Option Grants in Last Fiscal Year................................................  11
     Performance Graph................................................................  12
     Pension Plan Table...............................................................  12
Compliance with Exchange Act Reporting Requirements...................................  13

PROXY ITEM NO. 2 - APPROVAL OF AUDITORS...............................................  13

PROXY ITEM NOS. 3 AND 4 - SHAREHOLDERS' PROPOSALS
     Qualifications for Board Membership..............................................  13
     Genetically Engineered Foods.....................................................  14

Other Matters.........................................................................  16
Quorum and Voting.....................................................................  16
2001 Shareholders' Proposals..........................................................  17
General...............................................................................  17


--------------------------------------------------------------------------------

                    ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

          The Board of Directors proposes the following fourteen nominees for election as directors at the Annual Meeting. The directors will hold office from election until the next Annual Meeting of Shareholders, or until their successors are elected and qualified.

--------------------------------------------------------------------------------

[PHOTO OMITTED]

JOHN F. AKERS, 65, former Chairman of the Board and Chief Executive Officer of International Business Machines Corporation, has been a member of PepsiCo's Board since 1991. Mr. Akers joined IBM in 1960 and was Chairman and Chief Executive Officer from 1986 until 1993. He is also a director of Hallmark Cards, Inc., Lehman Brothers Holdings, Inc., The New York Times Company, Springs Industries, Inc., and W.R. Grace & Co.

--------------------------------------------------------------------------------

[PHOTO OMITTED]

ROBERT E. ALLEN, 65, former Chairman of the Board and Chief Executive Officer of AT&T Corp., has been a member of PepsiCo's Board since 1990. He began his career at AT&T in 1957 when he joined Indiana Bell. He was elected President and Chief Operating Officer of AT&T in 1986, and was Chairman and Chief Executive Officer from 1988 until 1997. He is also a director of Bristol-Myers Squibb Company and DaimlerChrysler Corp.

--------------------------------------------------------------------------------

[PHOTO OMITTED]

ROGER A. ENRICO, 55, was elected as PepsiCo's Chief Executive Officer and Chairman of the Board in 1996. Mr. Enrico has been a member of PepsiCo's Board since 1987, and was elected Vice Chairman in 1993. He joined PepsiCo in 1971, and became President and Chief Executive Officer of Pepsi-Cola USA in 1983, President and Chief Executive Officer of PepsiCo Worldwide Beverages in 1986, Chairman and Chief Executive Officer of Frito-Lay, Inc. in 1991 and Chairman and Chief Executive Officer of PepsiCo Worldwide Foods in 1992. In addition, he was Chairman and Chief Executive Officer, PepsiCo Worldwide Restaurants, from 1994 until the spin-off of PepsiCo's restaurant businesses in 1997. Mr. Enrico is a member of the Board of Directors of the A. H. Belo Corporation, The Prudential Insurance Company of America, Electronic Data Systems Corporation, and Target Corporation.

--------------------------------------------------------------------------------

[PHOTO OMITTED]

PETER FOY, 59, former Chairman of Baring Brothers International Ltd., the corporate finance section of ING Group's investment bank, was elected to PepsiCo's Board in 1997. He joined McKinsey & Co., Inc. in 1968, became a director and head of its U.K. Consumer Goods Practice in 1980, the managing director of McKinsey U.K. in 1983, and Senior Partner from 1990 until 1996. In 1996, he became Chairman of Baring Brothers, a position he held until he retired in December 1998. Mr. Foy is also a director of Omnicom Group Inc., The Peninsular and Oriental Steam Navigation Company and Safeway PLC.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[PHOTO OMITTED]

RAY L. HUNT, 56, Chairman and Chief Executive Officer of Hunt Oil Company and Chairman, Chief Executive Officer and President, Hunt Consolidated, Inc., was elected to PepsiCo's Board in 1996. Mr. Hunt began his association with Hunt Oil Company in 1958 and has held his current position since 1976. He is also a director of Halliburton Company, Security Capital Group and Electronic Data Systems Corporation.

--------------------------------------------------------------------------------

[PHOTO OMITTED]

ARTHUR C. MARTINEZ, 60, was elected to PepsiCo's Board in May 1999. He has been Chairman of the Board, President and Chief Executive Officer of Sears, Roebuck and Co. since 1995. Mr. Martinez was Chairman and Chief Executive Officer of the former Sears Merchandise Group from 1992 to 1995, and he served as Vice Chairman and a director of Saks Fifth Avenue from 1990 to 1992. Mr. Martinez is Chairman of The Federal Reserve Bank of Chicago.

--------------------------------------------------------------------------------

[PHOTO OMITTED]

JOHN J. MURPHY, 68, former Chairman of the Board and Chief Executive Officer of Dresser Industries, Inc., was elected a director of PepsiCo in 1984, and is Chairman of the Compensation Committee. Mr. Murphy joined Dresser in 1952 and was elected its Chairman and Chief Executive Officer in 1983. Mr. Murphy served as Chief Executive Officer until 1995, and as Chairman until 1996. He is also a director of Kerr-McGee Corporation, CARBO Ceramics Inc., W. R. Grace & Co. and Shaw Industries Ltd.

--------------------------------------------------------------------------------

[PHOTO OMITTED]

FRANKLIN D. RAINES, 51, was elected to PepsiCo's Board in May 1999. Mr. Raines has been Chairman of the Board and Chief Executive Officer of Fannie Mae since January 1999. He was Director of the U.S. Office of Management and Budget from 1996 to 1998. From 1991 to 1996, he was Vice Chairman of Fannie Mae and in 1998 he became Chairman and CEO-Designate. Prior to joining Fannie Mae, Mr. Raines was a general partner at Lazard Freres & Co., an investment banking firm. Mr. Raines is also a director of America Online, Inc. and Pfizer, Inc.

--------------------------------------------------------------------------------

[PHOTO OMITTED]

STEVEN S REINEMUND, 51, has been PepsiCo's President and Chief Operating Officer since September 1999. He was elected a director of PepsiCo in 1996. Mr. Reinemund began his career with PepsiCo as a senior operating officer of Pizza Hut, Inc. in 1984. He became President and Chief Executive Officer of Pizza Hut in 1986, and President and Chief Executive Officer of Pizza Hut Worldwide in 1991. In 1992, Mr. Reinemund became President and Chief Executive Officer of Frito-Lay, Inc., and Chairman and Chief Executive Officer of the Frito-Lay Company in 1996. He is also a director of UNUMProvident Corporation and Service Master Management Corporation.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[PHOTO OMITTED]

SHARON PERCY ROCKEFELLER, 55, was elected a director of PepsiCo in 1986. She is President and Chief Executive Officer of WETA public stations in Washington, D.C., a position she has held since 1989, and was a member of the Board of Directors of WETA from 1985 to 1989. She is a member of the Board of Directors of Public Broadcasting Service, Washington, D.C. and was a member of the Board of Directors of the Corporation for Public Broadcasting until 1992. Mrs. Rockefeller is also a director of Sotheby's Holdings, Inc.

--------------------------------------------------------------------------------

[PHOTO OMITTED]

FRANKLIN A. THOMAS, 65, was elected to PepsiCo's Board in 1994. From 1967 to 1977, he was President and Chief Executive Officer of the Bedford-Stuyvesant Restoration Corporation. From 1977 to 1979 Mr. Thomas had a private law practice in New York City. Mr. Thomas was President of the Ford Foundation from 1979 to April 1996 and is currently a consultant to the TFF Study Group, a non-profit organization assisting development in southern Africa. He is also a director of ALCOA, Citicorp, Conoco, Inc., Cummins Engine Company, Inc. and Lucent Technologies.

--------------------------------------------------------------------------------

[PHOTO OMITTED]

CYNTHIA M. TRUDELL, 46, General Motors Vice President and Chairman and President of Saturn Corporation, a wholly owned subsidiary of GM, was elected to PepsiCo's Board in January 2000. Ms. Trudell began her career with the Ford Motor Co. as a chemical process engineer. In 1981, she joined GM and held various engineering and manufacturing supervisory positions. In 1995, she became plant manager at GM's Wilmington Assembly Center in Delaware. Ms. Trudell was elected to her current position at GM in January 1999.

--------------------------------------------------------------------------------

[PHOTO OMITTED]

SOLOMON D. TRUJILLO, 48, Chairman, President and Chief Executive Officer of U S WEST, was elected to PepsiCo's Board in January 2000. He was named Chairman of U S WEST in May 1999, and served as President and Chief Executive Officer since June 1998. Previously, he was President and Chief Executive Officer of U S WEST Communications Group and Executive Vice President of U S WEST since 1995. He was President and Chief Executive Officer of U S WEST Dex, Inc. from 1992 to 1995. Mr. Trujillo is also a director of BankAmerica Corporation and Target Corporation.

--------------------------------------------------------------------------------

[PHOTO OMITTED]

KARL M. VON DER HEYDEN, 63, was elected a director and Vice Chairman of the Board in September 1996. He also served as Chief Financial Officer from September 1996 until March 1998. Mr. von der Heyden was Co-Chairman and Chief Executive Officer of RJR Nabisco from March through May 1993 and Chief Financial Officer from 1989 to 1993. He served as President and Chief Executive Officer of Metallgesellschaft Corp. from 1993 to 1994. Mr. von der Heyden is also a director of Federated Department Stores, Inc., AstraZeneca PLC, The Pepsi Bottling Group and Whitman Corporation.

--------------------------------------------------------------------------------

          If any of these nominees for director becomes unavailable, the persons named in the enclosed proxy intend to vote for any alternate designated by the present Board.

          OWNERSHIP OF CAPITAL STOCK BY DIRECTORS AND EXECUTIVE OFFICERS. The following table shows, as of March 10, 2000, the shares of PepsiCo Capital Stock beneficially owned by each director (including nominees), by each named executive officer individually, and by all directors and executive officers as a group:

       Name of  Individual  or                           Number of Shares
    Number  of  Persons  in Group                 Beneficially Owned(1)(2)(3)(4)
   ------------------------------                 ------------------------------


       John F. Akers.................................................     59,257
       Robert E. Allen...............................................     52,601
       Roger A. Enrico...............................................  2,553,895
       Peter Foy.....................................................     20,275
       Ray L. Hunt...................................................     58,831
       Arthur C. Martinez............................................     11,977
       John J. Murphy................................................     43,273
       Franklin D. Raines............................................     14,864
       Steven S Reinemund............................................  1,247,222
       Sharon Percy Rockefeller......................................     74,759
       Franklin A. Thomas............................................     32,569
       Cynthia M. Trudell............................................          0
       Solomon D. Trujillo...........................................          0
       P. Roy Vagelos................................................     70,967
       Karl M. von der Heyden........................................    462,890
       Arnold R. Weber...............................................     57,010
       Indra K. Nooyi................................................    310,055
       Robert F. Sharpe, Jr. ........................................      1,000
       Michael D. White. ............................................    241,628
       All directors and executive officers as a group (21 persons)..  5,535,387
-----------------------

         (1) Certain directors or executive officers share voting and investment power over 1,247,222 shares of PepsiCo Capital Stock with their spouses or children.

         (2) The shares shown include the following shares that directors and executive officers have the right to acquire within 60 days through the exercise of vested stock options: John F. Akers, 29,697 shares; Robert E. Allen, 9,983 shares; Roger A. Enrico, 2,167,975 shares; Peter Foy, 16,145 shares; Ray
L. Hunt, 29,697 shares; Arthur C. Martinez, 8,005 shares; John J. Murphy, 12,970 shares; Franklin D. Raines, 13,864 shares; Steven S Reinemund, 1,236,829 shares, Sharon Percy Rockefeller, 22,868 shares; Franklin A. Thomas, 22,726 shares; P. Roy Vagelos, 29,697 shares; Karl M. von der Heyden, 422,890 shares; Arnold R. Weber, 9,983 shares; Indra K. Nooyi, 309,514 shares; Michael D. White, 228,414 shares; and all directors and executive officers as a group, 4,792,419 shares.

         (3) The shares shown do not include 26,700 shares held by children or spouses of directors or executive officers, or by trusts for the benefit of directors or executive officers, as to which beneficial ownership is disclaimed.

         (4) The shares shown also include the following number of PepsiCo Capital Stock equivalents, which are held in PepsiCo's deferred income program:
John F. Akers, 4,634 shares; Robert E. Allen, 35,482 shares; Roger A. Enrico, 317,789 shares; Peter Foy, 434 shares; Ray L. Hunt, 4,634 shares; Arthur C. Martinez, 1,972 shares; John J. Murphy, 9,285 shares; Franklin A. Thomas, 8,843 shares; P. Roy Vagelos, 4,634 shares; Arnold R. Weber, 5,039 shares; and all directors and executive officers as a group, 392,746 shares.

         Directors and executive officers as a group own less than 1% of outstanding Capital Stock.

          BOARD MEETINGS AND COMMITTEES OF THE BOARD. PepsiCo's Board held six meetings during 1999. All outside directors serve on the three Board Committees.

          The Audit Committee, which was established in 1967, held two meetings in 1999. The Audit Committee reviews with management the Corporation's annual financial statements; reviews with the independent accountants their audit report; and reviews the audit plans and activities of the independent accountants and internal auditors. The Committee recommends to the Board the selection of the independent accountants and approves the fees paid to them. The Committee also reviews the adequacy of the Corporation's internal controls, and reviews the internal audit department's staffing, budget and responsibilities.

          The Compensation Committee, which has been active since 1955, held four meetings during 1999. The Compensation Committee administers PepsiCo's incentive plans, sets policies that govern executives' annual compensation and long-term incentives, and reviews management performance, compensation, development and succession.

          The Nominating Committee, which was established in 1997, held two meetings in 1999. The Nominating Committee identifies candidates for future Board membership and proposes criteria for Board candidates and candidates to fill Board vacancies, as well as a slate of directors for election by the shareholders at each annual meeting. The Committee annually assesses and reports to the Board on Board and Board Committee performance and effectiveness; reviews and makes recommendations to the Board concerning the composition, size and structure of the Board and its Committees; and annually reviews and reports to the Board on Directors' compensation and benefits. The Committee does not solicit director nominations, but will consider recommendations sent to the Secretary of PepsiCo at 700 Anderson Hill Road, Purchase, New York 10577.

          Average attendance by incumbent directors at Board and Committee meetings was approximately 96%. No incumbent director attended fewer than 75% of the total number of Board and Committee meetings.

          DIRECTORS' COMPENSATION. Directors who are employees receive no additional pay for serving as directors. All other directors receive their annual retainer and other compensation in options to purchase shares of PepsiCo Capital Stock. The options are granted at the fair market value of Capital Stock on the date of the grant. Directors may exchange a portion of these options for cash or stock as follows:

Retainer:
Directors receive options to buy $210,000 of Capital Stock at the date of grant. They may exchange these options for cash at a ratio of three options for each $1 in cash. Thus, the maximum amount of cash a Director would receive if he or she exchanged all of his or her retainer for cash would be $70,000.

Other compensation:
Directors receive options to buy $150,000 of Capital Stock at the date of grant. They may exchange up to $90,000 of these options for Capital Stock at the ratio of three options for each one share of Capital Stock. Thus, the maximum amount of Capital Stock which a Director would receive if he or she exchanged his or her options for stock would be $30,000 of Capital Stock, with options to purchase $60,000 of Capital Stock remaining.

Deferral:
Directors may elect to defer payment of any cash or stock received by them.

    0 Stock: If the receipt of stock is deferred, the only investment option available is PepsiCo Capital Stock equivalents, which are payable in cash at the end of the deferral period.

    0 Cash: If payment of cash is deferred, Directors may elect deferral into PepsiCo Capital Stock equivalents or in investment options similar to those offered under PepsiCo's 401(k) plan.

Deferrals may not be made for less than one year.

                             EXECUTIVE COMPENSATION

             Compensation Committee Report on Executive Compensation

Executive Pay Policy

         PepsiCo's executive compensation programs are designed to enable it to recruit, retain and motivate a large group of talented and diverse domestic and international executives. This is essential for PepsiCo to achieve its challenging worldwide performance objectives and to continue to achieve outstanding shareholder returns. As a result, the Committee has determined that executive compensation opportunities, including those for PepsiCo's Chief Executive Officer ("CEO"), should create incentives for superior performance and consequences for below target performance.

         The Compensation Committee annually examines short-term and long-term compensation levels for the CEO and other senior executives against a survey of the compensation practices of a group of leading consumer product companies. This review is validated against surveys of the compensation practices of a broader range of major companies, including the Fortune 50. Together these companies are referred to as the "survey companies." These reviews also compare PepsiCo's short and long-term results with the performance of the survey companies, to ensure a pay for performance linkage. The survey companies include some, but not all, of the companies covered in the Standard & Poor's 500 Beverage and Food Indices included on the Performance Graph on page 12.

         The Committee believes that our executive compensation programs have met their objectives. PepsiCo has been able to attract and retain the executive talent necessary to support a corporation with a long-term history of strong sales growth and shareholder returns.

Specific Compensation Programs

         PepsiCo's executive compensation mix includes a base salary, annual cash bonus awards, and long-term incentive compensation in the form of performance units and stock options. Overall, these programs are intended to be performance-oriented, with the principal portion of executive compensation opportunities tied to achievement of earnings, sales volume and cash flow objectives and long-term shareholder returns. It is the Committee's intention that substantially all executive compensation be deductible for federal income tax purposes.

         Salary ranges for the CEO and the other executive officers are based on the underlying accountabilities of each executive's position, which are reviewed on a regular basis and benchmarked against similar positions among the survey companies. These salary ranges are targeted above the average salaries for similar positions at the survey companies. However, individual salaries are capped at $1 million.

         Bonus awards for PepsiCo's CEO and executive officers are paid based on PepsiCo's overall performance against specified earnings targets set in advance in accordance with the shareholder approved 1994 Executive Incentive Compensation Plan. The amount of the award an executive is eligible to receive will increase if higher earnings per share targets are achieved. No payment will be made if the minimum earnings target is not met. Once those earnings targets are achieved, the Committee exercises its discretion to determine the exact amount of the bonus to be paid to each executive officer. In determining the bonus of executive officers other than the CEO, the Committee generally considers PepsiCo's operating profit and net sales volume performance. The CEO's bonus is based on the Committee's subjective assessment of a broad range of performance measures, including PepsiCo's financial results, strategic position, market share and performance compared to the broad range of companies included in the survey companies.

         Long-term awards, made under the shareholder approved 1994 Long-Term Incentive Plan (the "LTIP"), are generally granted annually in the form of performance units and stock options. Pro rata and special awards have occasionally been made off-cycle to participants. Performance units may be paid after three years based on achieving cash flow and net sales volume targets set in advance by the Committee. Stock options are granted at market value on the date of grant and increase in value only to the extent of appreciation in PepsiCo's Capital Stock. Most become exercisable at the end of three years, and are exercisable thereafter for seven years. PepsiCo's CEO and, in general, other executive officers are given the opportunity to choose the mix of performance units and stock options in their long-term awards. The CEO and most executives have elected 100% stock options.

         PepsiCo's executives may also participate in the Company's benefit programs, including the Company's retirement plans, its medical, savings and other benefit plans and its SharePower Stock Option Plan, under which all full-time employees receive grants of options to purchase shares of PepsiCo stock equal in amount to 10-15% of that individual's previous year's salary and bonus. Executive officers receive their annual SharePower awards under the LTIP. In addition, executives are eligible to participate in the Company's income deferral programs.

Performance Evaluation

         The Committee meets without the CEO to evaluate his performance, and with the CEO to evaluate the performance of other executive officers. The 1999 salaries, bonuses and long-term incentive awards for the Company's CEO and executive officers set forth on page 10 were reviewed and approved at meetings of the Compensation Committee held during 1999 and in January 2000.

         Decisions on executive officers' salaries and salary increases were based on individual performance evaluations. As described above, decisions on senior executive officers' bonus awards were based on PepsiCo's performance against operating profit and net sales volume results.

         At Mr. Enrico's request, the Committee again approved a reduction in Mr. Enrico's annual salary from $900,000 to $1, and recommended to the Board of Directors that it consider using the savings to support front line employees. In January 1999, the Board approved annual charitable contributions of approximately $1,000,000 to fund additional scholarships for children of PepsiCo's front line employees.

         The primary performance measures used to determine the CEO's 1999 bonus award were earnings per share growth and net sales results, the strength of
PepsiCo's strategic position, and total return to shareholders as compared to the survey companies. The overall performance measures were weighted subjectively by each member of the Compensation Committee.

         Long-term incentive awards were made to executive officers last year. Long-term incentive levels for PepsiCo's CEO and other executive officers are based on comparisons of award levels at the survey companies. The long-term awards, which are intended as incentives for future performance, are not based on past corporate performance, and are targeted above the average of awards for similar positions at the survey companies. Mr. von der Heyden's compensation, in particular, is heavily weighted towards the receipt of stock options.

         The Performance Graph on page 12 compares PepsiCo's five year cumulative total return to the Standard & Poor's 500 Stock Index and the Standard & Poor's 500 Beverage and Food Indices. PepsiCo's compounded annual total shareholder return, assuming the reinvestment of dividends, for the five years ended December 25, 1999 was 18.2%.

                             COMPENSATION COMMITTEE:

            JOHN F. AKERS                               FRANKLIN D. RAINES
            ROBERT E. ALLEN                             SHARON PERCY ROCKEFELLER
            PETER FOY                                   FRANKLIN A. THOMAS
            RAY L. HUNT                                 P. ROY VAGELOS
            ARTHUR C. MARTINEZ                          ARNOLD R. WEBER
            JOHN J. MURPHY


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION VALUES (1)


                            Shares Ac-                     Number of Securities Under-
                            quired on                     lying Unexercised Options at     Value of Unexercised In-the-
         Name              Exercise(#)   Value Realized              FY-End                  Money Options at FY-End
------------------------   -----------   --------------   ----------------------------     -----------------------------
                                                           Exercisable   Unexercisable     Exercisable     Unexercisable
                                                          ------------   -------------     -----------     -------------

Roger A. Enrico               8,093         $271,029       1,631,196      2,820,745        $44,548,374      $14,908,379

Steven S Reinemund          197,106       $5,386,546         770,031      2,034,836        $13,902,703      $15,648,243

Indra K. Nooyi                   -              -            192,170        410,903         $3,535,173       $1,479,574

Robert F. Sharpe, Jr.            -              -               -           483,863             -              $598,338

Michael D. White             17,445         $418,403         112,754        429,523         $1,795,548       $1,483,240

----------

         (1)      The  closing  price of PepsiCo  Capital  Stock on December 23,
1999, the last trading day prior to PepsiCo's fiscal year end, was $35.4375.

                                                      SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                  Annual Compensation                   Compensation
                                       ----------------------------------------------------------------------
                                                                                  Awards        Payouts
                                                                                -----------------------------
                                                                                Securities
                                                                                  Under-
                                                                   Other Annual   lying       Long-Term       All Other
                                                                   Compensation  Options    Incentive Plan    Compensa-
Name and Principal Position     Year    Salary ($)     Bonus ($)        ($)         (#)        Payouts ($)    tion ($)(4)
----------------------------    -----   ----------     ---------   ------------  ---------   -------------    -----------

Roger A. Enrico                 1999          1(1)     2,300,000     116,852(2)     717,488        0             1,857
Director; Chairman of the       1998          1(1)     2,000,000     154,725(2)     334,795  1,925,000(3)        2,051
   Board and Chief              1997       900,000     1,800,000     106,559(2)       0            0             2,282
   Executive Officer

Steven S Reinemund              1999       825,000     1,309,500      75,926(2)     335,339        0               0
Director; President and         1998       792,307       648,000      76,545(2)     155,741  1,909,090(3)          0
   Chief Operating Officer      1997       750,000     1,044,300       8,860          0            0               0

Indra K. Nooyi (5)              1999       459,576       489,380       7,871        236,848        0               0
Senior Vice President,          1998       388,192       204,110      10,521         56,443        0               0
   Corporate Strategy and       1997       338,153       406,810      12,811           0           0               0
   Development

Robert F. Sharpe, Jr. (6)       1999       500,000       467,380         0           267,299       0               0
Senior Vice President, Public   1998       475,000       294,380       4,915         216,603       0               0
   Affairs, General Counsel     1997          -             -            -              -          -               -
   and Secretary

Michael D. White (6)(7)         1999       475,384       489,380       7,064         258,077       0               0
Senior Vice President and       1998       424,099       300,710       7,810          55,506       0               0
   Chief Financial Officer      1997          -             -            -               -         -               -
---------------

         (1) In 1998 and 1999, at Mr. Enrico's request, the Compensation Committee approved a reduction in Mr. Enrico's annual salary from $900,000 to $1, and recommended to the Board of Directors that it consider using the savings to support front line employees.

         (2) This amount includes benefits from the use of corporate transportation ($93,406 in 1999, $114,894 in 1998, and $68,552 in 1997 for Mr.
Enrico; and $51,978 in 1999 and $42,617 in 1998 for Mr. Reinemund.

         (3) This amount is based on an award granted in 1994 that vested as a result of PepsiCo's achievement of a predetermined cumulative earnings per share growth target over the four-year period from 1994 to 1997. Mr. Reinemund deferred payment of this amount.

         (4) PepsiCo pays a portion of the annual cost of life insurance policies on the lives of its key employees. These amounts are included here. If a covered employee dies while employed by PepsiCo, PepsiCo is reimbursed for its payments from the proceeds of the policy.

         (5)      Ms.  Nooyi  was  elected  Senior  Vice   President  and  Chief
Financial Officer in 2000.

         (6) Mr. Sharpe and Mr. White became executive officers of PepsiCo in 1998.

         (7) Mr. White was appointed President and Chief Executive Officer of Frito-Lay's new Europe/Africa/Middle East division in 2000.



                                               OPTION GRANTS IN LAST FISCAL YEAR



                                                                                    Potential Realizable Value
                                                                                     at Assumed Annual Rates
                                                                                  of Stock Price Appreciation for
                               Individual Grants                                           Option Term

---------------------------------------------------------------------------------------------------------------------

                            Number of      % of Total
                            Securities      Options
                              Under-       Granted to    Exercise
                              lying       Employees       or Base
                             Options      in Fiscal       Price     Expiration
          Name             Granted (#)      Year(3)       ($/Sh)       Date        5% ($)(4)        10% ($)(4)
---------------------      -----------    ------------    --------   --------      ----------       ----------


Roger A. Enrico             328,961(1)        0.77        $38.50     1/31/09      $7,964,950        $20,184,746
                            388,527(2)        0.91        $32.25     1/31/10      $8,211,324        $21,008,020

Steven S Reinemund          144,945(1)        0.34        $38.50     1/31/09      $3,509,473        $ 8,893,693
                            190,394(2)        0.45        $32.25     1/31/10      $4,023,882        $10,294,782

Indra K. Nooyi               69,413(1)        0.16        $38.50     1/31/09      $1,680,658        $ 4,259,118
                            167,435(2)        0.39        $32.25     1/31/10      $3,538,655        $ 9,053,368

Robert F. Sharpe, Jr.        79,546(1)        0.19        $38.50     1/31/09      $1,926,003        $ 4,880,870
                            187,714(2)        0.44        $32.25     1/31/10      $3,967,242        $10,149,872

Michael D. White             77,308(1)        0.18        $38.50     1/31/09      $1,871,816        $ 4,743,548
                            180,769(2)        0.43        $32.25     1/31/10      $3,820,462        $ 9,774,350
----------

          (1) These options become exercisable on February 1, 2002.

          (2) These options become exercisable on February 1, 2003.

          (3) Includes approximately 9,540,000 options granted to approximately 50,300 employees under PepsiCo's SharePower Stock Option Plan.

          (4) The 5% and 10% rates of appreciation were set by the SEC and are not intended to forecast future appreciation, if any, of PepsiCo's stock. If PepsiCo's stock does not increase in value, then the option grants described in the table will be valueless.

         In addition to the option grants to executive officers named in the table above, each of these officers may receive an additional option grant or cash payment based upon achievement of PepsiCo performance objectives. The payment and option grants, if any, would be made on or about February 1 of each year, beginning in 2001.

         PERFORMANCE GRAPH. The Average of Three S&P Industry Groups is based upon PepsiCo's sales in its three lines of business (Beverage (Soft Drink), Food and Restaurant Indices) up to the fourth quarter of 1997. From the fourth quarter of 1997 forward, it excludes the Restaurant Index, due to PepsiCo's spin-off of certain of its restaurant businesses effective October 6, 1997. The return on PepsiCo stock investment is calculated through PepsiCo's fiscal year end on December 25, 1999. The return for the S&P 500 and the S&P Average indices is calculated through December 31, 1999.



                                       CUMULATIVE TOTAL RETURN,
                                 using quarterly revenue weightings


                        Dec-94    Dec-95    Dec-96    Dec-97    Dec-98    Dec-99
                        ------    ------    ------    ------    ------    ------

PepsiCo, Inc.           $100       $157      $166      $217      $256       $225

S&P 500                 $100       $138      $169      $226      $290       $351

Avg. of Three S&P       $100       $144      $166      $216      $229       $189
  Ind. Grps.


                               PENSION PLAN TABLE

         When an executive retires at the normal retirement age (65), the approximate annual benefits payable after January 1, 2000 for the following pay classifications and years of service are:

        Remuneration                                     Years of Service
    --------------------- ------------- -------------- ------------- -------------- -------------- -------------
                               15            20              25            30             35             40
                          ------------- -------------- ------------- -------------- -------------- -------------


      $500,000                 172,680        196,900       221,130        245,360        269,580       294,580
      $750,000                 260,180        296,900       333,630        370,360        407,080       444,580
    $1,000,000                 347,680        396,900       446,130        495,360        544,580       594,580
    $1,250,000                 435,180        496,900       558,630        620,360        682,080       744,580
    $1,500,000                 522,680        596,900       671,130        745,360        819,580       894,580
    $1,750,000                 610,180        696,900       783,630        870,360        957,080     1,044,580
    $2,000,000                 697,680        796,900       896,130        995,360      1,094,580     1,194,580
    $2,250,000                 785,180        896,900     1,008,630      1,120,360      1,232,080     1,344,580
    $2,500,000                 872,680        996,900     1,121,130      1,245,360      1,369,580     1,494,580
    $2,750,000                 960,180      1,096,900     1,233,630      1,370,360      1,507,080     1,644,580
    $3,000,000               1,047,680      1,196,900     1,346,130      1,495,360      1,644,580     1,794,580
    $3,250,000               1,135,180      1,296,900     1,458,630      1,620,360      1,782,080     1,944,580
    --------------------- ------------- -------------- ------------- -------------- -------------- -------------

         The pay covered by the Pension Plans noted below is based on the salary and bonus shown in the Summary Compensation Table on page 10 for each of the named executive officers. The years of credited service as of January 1, 2000 for the executive officers named on the Summary Compensation Table who are eligible for retirement benefits are as follows: Roger A. Enrico -- 28 years; Steven S Reinemund -- 15 years; Indra K. Nooyi -- 5 years; Robert F. Sharpe, Jr. -- 1 year; and Michael D. White -- 9 years.

         Computation of Benefits. PepsiCo's executive officers generally participate in PepsiCo's Retirement Plan and PepsiCo's Pension Equalization Plan (which has been adopted to provide benefits that would have been payable under the Retirement Plan except for ERISA limitations). The annual benefits payable under these two Pension Plans to employees with 5 or more years of service at age 65 are, for the first 10 years of credited service, 30% of the employee's highest consecutive five-year average annual earnings plus an additional 1% of the employee's highest consecutive five-year average annual earnings for each additional year of credited service over 10 years, less .43% of final average earnings not to exceed Social Security covered compensation multiplied by years of service (not to exceed 35 years).

         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16 of the Securities Exchange Act of 1934 requires PepsiCo's directors and executive officers to file reports of ownership and changes in ownership of PepsiCo Capital Stock. To the best of PepsiCo's knowledge, all required forms were filed on time, except that two transactions in PepsiCo Capital Stock by a trust for the benefit of Arthur C. Martinez were not timely reported on Securities and Exchange Commission Form 4. The transactions were reported as soon as they became known.

                     APPROVAL OF AUDITORS (PROXY ITEM NO. 2)

         The Audit Committee recommends that KPMG LLP continue as PepsiCo's independent auditors for 2000. They have been PepsiCo's independent auditors since 1990. They were paid approximately $6.8 million for audit and audit-related services rendered for 1999. Representatives of KPMG LLP will be available to answer questions at the Annual Meeting and are free to make statements during the meeting.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS RESOLUTION.

                             SHAREHOLDERS' PROPOSALS

         If proposals are submitted by more than one shareholder, PepsiCo will only list the primary filer's name, address and number of shares held. We will provide information about co-filers promptly if we receive a request for the information.

             Qualifications for Board Membership (Proxy Item No. 3)
             ------------------------------------------------------

         Bernard A. Morewitz, 4021 Chesapeake Avenue, Hampton, VA 23669-4631, who is the record owner of 24,000 shares of PepsiCo Capital Stock, has submitted the following resolution for the reasons stated:

                  "The Chairman/Chief Executive Officer of PepsiCo, Inc. shall be the only Officer of PepsiCo, Inc. to hold a membership on the PepsiCo, Inc. Board of Directors, and may not hold office or directorship in any other Company unless that Company is a subsidiary of PepsiCo, Inc. This resolution shall become effective and apply to director nominees at meetings subsequent to PepsiCo 2000 Annual Meeting.

                  Reason. PepsiCo's compensation is sufficient to have exclusive rights to the time and talents of its employees. PepsiCo is entitled to 100% of its CEO's time, skills, and attention. Each outside board requires four to twelve days per year away from managing PepsiCo affairs. Fellowships, acquaintance, and fraternization with other CEO's may be accomplished with ease and conviviality at the National Business Council and similar organizations without additional corporate responsibility and allegiance to another firm. The detriments far outweigh the benefits. The Board of Directors determines, sets, and oversees policy performance; Officers execute and carry out that policy. More than one employee/Officer/Director of PepsiCo on the Board puts outside directors at a disadvantage and overweighs the role of the employee, placing him/her as his/her own supervisor.

                  PepsiCo's progress has been stagnant for the past five years, while the national economy is soaring. Management should devote its total effort to PepsiCo and not be concerned with outside industrial interests.

                  The PepsiCo Board of Directors should consist of the very best minds and skills available. There are academics well schooled in marketing, promotion, economics, business, geo-politics, chemistry, organization - most willing to offer their talents to PepsiCo's success. The compensation is attractive enough to secure exclusive rights to their dedication and provide perspectives not available to us, now."



          BOARD OF DIRECTORS' RESPONSE: Your Board of Directors believes that the strength of PepsiCo's Board is based not only on the judgment and experience of its eleven independent members but also on the operating information and perspective provided by the Company's senior executive and operating officers. This balance fosters broad-based and informed decision making on behalf of PepsiCo's shareholders.


          The Board also believes that the small portion of your Chief Executive Officer's time spent as a director of other companies provides insights and experience which are very valuable to his role at PepsiCo.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS RESOLUTION.


                 Genetically Engineered Foods (Proxy Item No. 4)
                 -----------------------------------------------

         Sue Aaron and Steve Sherman, c/o Harrington Investments, Inc., 1001 Second Street, Suite 325, Napa, CA 94559, who own 1,600 shares of PepsiCo
Capital Stock, have submitted, along with other religious groups or institutions, the following resolution for the reasons stated:

             "WHEREAS:  International markets for genetically  engineered
       (GE) foods are threatened by extensive resistance to gene protection technology, transgenic technology and genetically altered foods;

     0 Several of Europe's largest food retailers, including Tesco, Sainsbury Group, Carrefour, and Rewe, have committed to removing GE ingredients from their store-brand products;

     0 In the UK, three fast-food giants--McDonald's, Burger King, and Kentucky Fried Chicken--are eliminating GE soya and corn ingredients from their menus;

     0 Gerber Products Co. announced in July 1999 that they would not allow GE corn or soybeans in any of their baby foods;

     0 Archer Daniels Midland asked its grain suppliers in August 1999 to segregate their genetically engineered crops from conventional crops;

     There is increasing scientific concern that genetically engineered agricultural products may be harmful to humans, animals, or the environment;

     0 The U.S. Department of Agriculture has acknowledged (July 13, 1999) the need to develop a comprehensive approach to evaluating long-term and secondary effects of GE products;

     0 Some GE crops have been engineered to have higher levels of toxins, such as Bacillus thuringiensis (Bt), to make them insect-resistant;

     0 In 1998, research showed that Bt crops are building up Bt toxins in the soil;

     0 In 1999, the European Union suspended approval of new genetically engineered organisms until a new safety law for genetically engineered organisms is implemented in 2002. This followed a new study that showed Bt corn pollen may harm monarch butterflies.

     0 In the U.S., we have a long tradition of citizens' `Right to Know'; an expression of this includes the current laws requiring nutritional labeling of foods;

     0 A January 1999 Time/CNN poll indicated that 81% of Americans said that GE food should be labeled as such;

     0 GE crop may incorporate genes that are allergens or from animal species. Individuals can not avoid them for health or religious reasons unless they are labeled;

     0 The European Union requires labeling of GE foods, as will Japan, New Zealand, and Australia.

                  RESOLVED: Shareholders request the Board of Directors to adopt a policy of removing genetically engineered crops, organisms, or products thereof from all products sold or manufactured by the company, where feasible, until long-term safety testing has shown that they are not harmful to humans, animals, and the environment; with the interim step of labeling and identifying these products that may contain these ingredients, and reporting to the shareholders by August 2000.

                  SUPPORTING STATEMENT: We believe that this technology involves significant social, economic, and environmental risks. Our company should take a leadership position in delaying market adoption of genetically engineered crops and foods. Failure to do so could leave our company financially liable, should detrimental effects to public health or the environment appear in the future."

         BOARD OF DIRECTORS'  RESPONSE:  The U.S.  Food and Drug  Administration
(FDA) and the U.S. Department of Agriculture (USDA) have determined that currently approved foods derived from modern biotechnology are as safe as conventional foods. The FDA also has decided that no special labeling is required for foods that are substantially equivalent to their traditional counterparts. Only foods that contain allergens or changes in nutritional composition require labeling. None of our products or ingredients falls into either category. The FDA labeling policy is based on differences in the foods themselves, rather than how they are grown.

         Furthermore, in the United States, the current system for distributing agricultural commodities makes it difficult, if not impossible, for food manufacturers to be certain whether or to what degree their ingredients have been enhanced through biotechnology.

         The FDA continues to review the safety of foods, including those derived through biotechnology. PepsiCo is committed to using only safe and approved ingredients in its products and all of our products worldwide comply with national food laws and labeling regulations. In view of PepsiCo's alignment with the current policies of our regulatory bodies on this matter, it would be inappropriate, regressive and costly for PepsiCo to label products based on the possibility that they contain ingredients in which biotechnology may have been employed, or to commit to removing any such ingredients from its products.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS RESOLUTION.


                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Meeting. If matters other than the ones listed in this Proxy Statement arise at the Meeting, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.

                                QUORUM AND VOTING

         Quorum. Under North Carolina law, abstentions and broker nonvotes are counted to determine whether a quorum is present at the Meeting. (Under New York Stock Exchange rules, a broker may, if the broker does not have instruction from a beneficial owner, vote shares on routine proposals. A broker does not have discretionary voting power with respect to nonroutine proposals, such as a merger. If the broker has not received voting instructions regarding nonroutine proposals from the beneficial owner, the broker cannot vote on those proposals. This is referred to as a broker nonvote.)

         Voting. Any shareholder returning a proxy may revoke it by casting a ballot at the Meeting. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board of Directors' recommendations.

         Under PepsiCo's By-Laws, at all shareholder meetings, with a quorum present, matters shall be decided by the vote of the holders of a majority of the shares of Capital Stock present in person or by proxy and entitled to vote (except that Directors shall be elected by a majority of votes cast). Abstentions are not counted as "for" or "against" votes, but are counted in the total number of votes present and entitled to vote for passage of a proposal. This has the effect of requiring a higher vote for passage. Broker nonvotes are not shares entitled to vote, are not counted in the total number of votes, and have no effect on the outcome of voting.

         Participants cannot vote shares held in PepsiCo's Employee Stock Ownership Plan (the "ESOP") unless a proxy card is signed and returned. If cards representing shares held in the ESOP are not returned, the trustees will vote those shares in the same proportion as the shares for which signed cards are returned by other participants.

         Confidentiality. PepsiCo's policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law or assert or defend legal claims, or in a contested proxy solicitation, or in the event that a shareholder makes a written comment on a proxy card or an attachment to it. PepsiCo retains an independent organization to tabulate shareholder votes and certify voting results.

                        YEAR 2001 SHAREHOLDERS' PROPOSALS

         PepsiCo welcomes comments or suggestions from its shareholders. If a shareholder wants to have a proposal formally considered at the 2001 Annual Shareholders' Meeting, and included in the Proxy Statement for that Meeting, we must receive the proposal in writing on or before November 25, 2000. In addition, if a shareholder proposal is not received by us on or before February 1, 2001, under PepsiCo's By-Laws it will not be considered or voted on at the Annual Meeting.

                                     GENERAL

         PepsiCo will pay the costs relating to this Proxy Statement, the proxy and the Annual Meeting.

         In addition to the solicitation of proxies by mail, PepsiCo intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for the solicitation.

         To be sure that we have the necessary quorum to hold the Annual Meeting, PepsiCo has hired the firm of Georgeson Shareholder Communications Inc. to help in soliciting proxies by mail, telephone and personal interview for fees estimated at approximately $21,000.

         Employees of PepsiCo may also solicit proxies. They will not receive any additional pay for the solicitation.

         The Annual Report to Shareholders for 1999 and financial statements were mailed with this Proxy Statement or were previously delivered to shareholders and are not part of the material for the solicitation of proxies. To reduce postage costs, we sent materials at bulk mail rates. If you have not received the Annual Report by the time you receive your Proxy Statement, please write or call PepsiCo's Manager of Shareholder Relations, at PepsiCo, Inc., Purchase, NY 10577 or (914) 253-3055.

         Please complete, sign, and date the enclosed proxy card, which can be revoked by voting at the meeting, and mail it promptly in the enclosed postage-paid envelope.

                                   By order of the Board of Directors,

                                                      ROBERT F. SHARPE, JR.,
                                                              Secretary

                                    APPENDIX


                                  PEPSICO, INC.

                                  March 24,2000




                       YOUR PROXY CARD IS ATTACHED BELOW.

       PLEASE READ THE ENCLOSED PROXY STATEMENT, THEN VOTE AND RETURN THE
                       CARD AT YOUR EARLIEST CONVENIENCE.







                                                 V  FOLD AND DETACH HERE  V

-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"                        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST"
ITEMS NO. 1 AND 2.                                                    ITEMS NO. 3 and 4.

-------------------------------------------------------------------   -------------------------------------------------------------


1.  Election of Directors:
        Nominees  J.F. Akers, R.E. Allen, R.A. Enrico, P. Foy,        3.  Shareholder Proposal (Proxy Statement p. 13)
                  R.L. Hunt, A.C. Martinez, J.J. Murphy,
                  F. D. Raines, S.S Reinemund, S.P. Rockefeller,
                  F.A. Thomas, C.M. Trudell, S.D. Trujillo, and           FOR   /  /         AGAINST  /   /       ABSTAIN   /   /
                  K.M. von der Heyden



FOR all  /   /     WITHHOLD AUTHORITY  /   /      EXCEPTIONS  /   /
nominees           to vote for all nominees                           4.  Shareholder Proposal (Proxy Statement p. 14)

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL          FOR   /  /         AGAINST  /   /       ABSTAIN   /   /
NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME      -------------------------------------------------------------
IN THE SPACE PROVIDED BELOW.)

*Exceptions:_______________________________________________________


2.  Approval of Auditors

    FOR   /  /         AGAINST  /   /       ABSTAIN   /   /

--------------------------------------------------------------------
  WHERE NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED      Change of Address and/  /  /   I PLAN TO ATTEND MEETING  /   /
  BY THIS PROXY WILL BE VOTED FOR ITEMS NO. 1 AND 2 AND VOTED         or Comments Mark Here          If you check this box to the
  AGAINST ITEMS NO. 3 AND 4.                                                                         right an admission card will
                                                                                                     be sent to you



                                                Receipt is hereby acknowledged of the PepsiCo Notice of Meeting and Proxy
                                                Statement. IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as  attorney,  executor, administrator, trustee or guardian,  please give your full title as such.  If the holder is a  corporation,  execute in full
                                                corporate   name  by  authorized officer.


                                                Dated: ________________________________________________________________, 2000

                                                       ________________________________________________________________
                                                                                      Signature

                                                       ________________________________________________________________
                                                                                      Signature

(PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.)        VOTES MUST BE INDICATED    / X /
                                                                                (X) IN BLACK OR BLUE INK.

                      DIRECTIONS TO FRITO-LAY HEADQUARTERS
                         7701 LEGACY DRIVE, PLANO, TEXAS



                 [LOCAL AREA MAP, SHOWING RECOMMENDED ROUTES TO
                     FRITO-LAY HEADQUARTERS, APPEARS HERE.]


FROM DFW AIRPORT:

Approximately 15 miles
Exit Airport to the north following directions to S.H. 121
Curve to right onto S.H. 121
Follow S.H. 121 beyond Lewisville and The Colony to Legacy Drive
Turn right at signal onto Legacy Drive
Take second turn to the right into Frito-Lay near flags

FROM NORTH DALLAS AREA:

Approximately 13 miles
Off 635 (LBJ Freeway), exit Dallas North Tollway going north
Follow Tollway approximately 13 miles
Turn left at signal onto Legacy Drive
Go approximately 1/2 mile and turn left into Frito-Lay near flags

FROM DOWNTOWN:

Approximately 30 miles
Follow Dallas North Tollway to Legacy Drive
Turn left and follow Legacy Drive approximately 1 mile
Turn left into Frito-Lay near flags



                                  PEPSICO, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                   May 3, 2000
        THIS PROXY IS SOLICITED ON BEHALF OF PEPSICO'S BOARD OF DIRECTORS

          The undersigned hereby appoints Roger A. Enrico and Robert F. Sharpe, Jr., and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of PepsiCo, Inc. Capital Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of PepsiCo, Inc., in Plano, Texas, on Wednesday, May 3, 2000 at 11:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

         PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

(Continued and to be signed on other side)

                                             PEPSICO, INC.
                                             P.O. BOX 11001
                                             NEW YORK, N.Y. 10203-0001